UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): February 22, 2018

                               CEL-SCI CORPORATION
               --------------------------------------------------
             (Exact name of Registrant as specified in its charter)


        Colorado                      001-11889                  84-0916344
  --------------------            -------------------        -----------------
(State or other jurisdiction     (Commission File No.)      (IRS Employer
of incorporation)                                            Identification No.)

                         8229 Boone Boulevard, Suite 802
                             Vienna, Virginia 22182
               --------------------------------------------------
          (Address of principal executive offices, including Zip Code)

       Registrant's telephone number, including area code: (703) 506-9460

                                       N/A
               --------------------------------------------------
          (Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (ss.203.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (ss.204.12b-2 of this chapter.

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item  3.03.  Material  Modification  to Rights  of  Security Holders.

     On February 22, 2018 the Company extended the expiration date of its Series DD and Series EE warrants to July 1, 2018. The Series DD and Series EE warrants were issued on December 8, 2016. As a result of the reverse stock split approved by the Company's shareholders and adopted by the Company's directors,

     o the holders of the Series DD warrants are entitled to purchase 1,360,960 shares of the Company's common stock at an exercise price of $4.50 per share, and

     o the holders of the Series EE warrants are entitled to purchase 1,360,960 shares of the Company's common stock at an exercise price of $4.50 per share

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  February 23, 2018               CEL-SCI CORPORATION



                                       By: /s/ Geert Kersten
                                          --------------------------------
                                          Geert Kersten
                                          Chief Executive Officer